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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the use in this Registration Statement on Form S-1 of AGC Holdings Limited and the related prospectus of our reports dated December 19, 2003 relating to the combined financial statements and financial statement schedules of AGC Holdings Limited as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
December 19, 2003

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CONSENT OF INDEPENDENT AUDITORS